Exhibit 10.3

EXECUTION COPY

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

IDEANOMICS, INC.

Secured Convertible Debenture

Face Amount: $2,000,000

Purchase Price: $1,920,000

Debenture Issuance Date: February 14, 2020

Debenture Number: IDEX-3

FOR VALUE RECEIVED, IDEANOMICS, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”) the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Secured Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to the Securities Purchase Agreement dated December 13, 2019, (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section 16. For the avoidance of doubt, the Issuance Date is the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture. This Debenture is being issued in connection with the Second Closing Date (as such term is defined in the Securities Purchase Agreement).

(1)               GENERAL TERMS

(a)   Maturity Date. The “Maturity Date” shall be December 31, 2020, as may be extended at the option of the Holder.

(b)   Interest Rate and Payment of Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 4% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)   Security. This Debenture is secured by a grant of a security interest and a mortgage as set forth in the Securities Purchase Agreement.

(d)   Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture prior to the Maturity Date as described in this Section; provided that the Company provides each Buyer with at least 15 Business Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption and the VWAP of the Company’s Common Stock over the 10 Business Days’ immediately prior to the Redemption Notice is less than the Fixed Conversion Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed (principal plus accrued but unpaid interest through the date of redemption), plus a redemption premium equal to 15% of the amount being redeemed (collectively, the amount being redeemed plus the redemption premium is the “Redemption Amount”). The Optional Redemption shall be consummated by a wire transfer by the Company to the Holder of the Redemption Amount (or such lesser amount, if the Holder has converted any part of this Debenture during the 15-Business Day notice period specified herein) on the first Business Day following the expiration of the 15-Business Day notice period specified herein. The Holder may convert all or any part of this Debenture after receiving a Redemption Notice, in which case the Redemption Amount shall be reduced by the amount so converted.

(2)               EVENTS OF DEFAULT.

(a)   An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within fifteen (15) Business Days after such payment is due;

(ii)              The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

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(iii)            The Company or any subsidiary of the Company shall default beyond applicable grace and cured periods in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not thereafter cured within fifteen (15) Business Days, except for the DBOT lease;

(iv)             The Common Stock shall cease to be quoted or listed for trading, fail to have a bid price or VWAP, or fail to maintain a trading market on any Primary Market, for a period of 10 consecutive Trading Days;

(v)               The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 16) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)             the Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 3(c);

(vii)          The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(viii)        The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed.

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(ix)             any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)   During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election given by notice pursuant to Section 6, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the beneficial ownership limitations set out in Section 3(d)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Default Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)               CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(a)   Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i)                 “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(b)   “Conversion Price” means, as of any Conversion Date (as defined below) the lower of (a) $1.50 (the “Fixed Conversion Price”) or (b) 90% of the lowest daily VWAP as reported by Bloomberg, LP for the 10 trading consecutive Trading Days immediately (as defined herein) preceding the Conversion Date (the “Variable Conversion Price,” and together with the Fixed Conversion Price, the “Conversion Price”). The Variable Conversion Price shall be subject to a minimum price of $1.00 per share (the “Floor Price”). The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

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(c)   Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile with confirmation of delivery (or otherwise deliver by method set forth in Section 6(A)(i) or (ii)), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of a copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

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(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(d)   Limitations on Conversions.

(i)                 Conversions Below the Fixed Conversion Price. Absent an Event of Default or the Company’s prior consent, the Holder may not convert more than $600,000 (of Principal, Interest or both) of this Debenture during any calendar month.

(ii)              Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of Interest hereunder to the extent that after giving effect to such conversion or receipt of such Interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority, responsibility and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(e)   Other Provisions.

(i)                 The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii)              All calculations under this Section 3 shall be rounded to the nearest $0.0001 or whole share.

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(iii)            The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of Interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of Interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(iv)             Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)               Conversion Costs. The Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale of Underlying Shares of Common Stock (provided that the Company has first had the opportunity to obtain such a legal opinion on behalf of the Holder). The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(4)   Adjustments to Conversion Price

(a)   Adjustment to Fixed Conversion Price. Except in the case of an event described in either Section 4(c) or Section 4(d), if the Company shall, at any time or from time to time after the date hereof, issue or sell, or in accordance with Section 4(b) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Fixed Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), except for Excluded Securities, then immediately upon such issuance or sale (or deemed issuance or sale), the Fixed Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Fixed Conversion Price equal to the quotient obtained by dividing:

(i)                 the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Fixed Conversion Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

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(b)   Effect of Certain Events on Adjustment to Conversion Price. For purposes of determining the adjusted Conversion Price under Section 4(a) hereof, the following shall be applicable:

(i)                 Issuance of Options. If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section (4)(b)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Fixed Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Fixed Conversion Price under Section 4(a), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section (4)(b)(iii), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)              Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(b)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Fixed Conversion Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price pursuant to Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section (4)(b)(iii), (A) no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of this Section (4)(b).

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(iii)            Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section (4)(b)(i) or Section (4)(b)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section (4)(b)(i) or Section (4)(b)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section (4)(b)(i) or Section (4)(b)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section (4)(b)(i) hereof or any Convertible Securities referred to in Section (4)(b)(ii) hereof, then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Fixed Conversion Price pursuant to this Section 4) the Fixed Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Fixed Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Fixed Conversion Price then in effect is reduced, and the number of shares of Common Stock obtainable upon conversion of this Debenture will be proportionately adjusted or readjusted.

(iv)             Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Conversion Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4 to the Fixed Conversion Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(v)               Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issuance Date, issue or sell, or is deemed to have issued or sold in accordance with Section (4)(b), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith by the Board of Directors of the Company, which shall be final and binding, absent manifest error.

(vi)             Record Date. For purposes of any adjustment to the Fixed Conversion Price or the number of shared of Common Stock issuable upon conversion of this Debenture in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)          Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.

(c)   Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of this Debenture will be proportionately increased. If the Company at any time after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(d)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(e)   Notification of Adjustment. Whenever the Conversion Price is adjusted pursuant to Section 4 hereof, the Company shall promptly send the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(5)               REISSUANCE OF THIS DEBENTURE.

(a)   Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 5(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 5(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

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(b)   Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 5(d)) representing the outstanding Principal.

(c)   Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 5(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)   Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(a) or Section 5(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6)               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Ideanomics, Inc. 55 Broadway, 19th Floor New York, New York 10006 Telephone: 212-206-1216 Attention: Chief Executive Officer E-Mail: apoor@ideanomics.com

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With Copy to:	Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, New York 11556 Telephone: 516-663-6514 Attention: Gavin C. Grusd, Esq. E-Mail: ggrusd@rmfpc.com
If to the Holder:	YA II PN, Ltd c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7)               Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.

(8)               This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(9)               After the Issuance Date, without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the obligations of the Company under this Debenture.

(10)           This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Courts of the State of New York sitting in New York County, New York and the U.S. District Court for the Southern District of New York sitting in New York County, New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

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(11)           If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12)           Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(13)           If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14)           Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(15)           THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

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(16)           CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a)   “Bloomberg” means Bloomberg Financial Markets.

(b)   “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(c)   “Change of Control Transaction” means the occurrence of (a) an acquisition after the Issuance Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the Issuance Date (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the Issuance Date), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(d)   “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(e)   “Common Stock Deemed Outstanding” means, at any given time, the sum of (1) the number of shares of Common Stock actually outstanding at such time, plus (2) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (3) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

(f)    “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

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(g)   “Commission” means the Securities and Exchange Commission.

(h)   “Common Stock” means the common stock, par value $0.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(i)     “Default Conversion Price” means the lower of (i) $1.00 or (ii) 60% of the lowest closing bid prices during the 20 consecutive Trading Days immediately preceding the applicable date of determination.

(j)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   “Excluded Securities” means, (1) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, and (2) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture or Other Debenture or exercise of Common Stock purchase warrants issued to the Holder or any holder of Other Debentures.

(l)     “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(m) “Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

(n)   “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(o)   “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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(p)   “Primary Market” means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, or the OTC QB, and any successor to any of the foregoing markets or exchanges.

(q)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r)    “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(s)    “Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

(t)     “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(u)   “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg LP through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

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IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
IDEANOMICS, INC.

By:
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $ of the principal amount of Debenture No. IDEX-1 into Shares of Common Stock of Ideanomics, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: